Exhibit 99.3

Zebra Technologies Completes Acquisition

of Motorola Solutions’ Enterprise Business

Combination creates the leading global provider of end-to-end solutions to help simplify operations and empower mobile workers

Motorola Solutions to become singularly focused on mission-critical communications solutions for public safety and commercial customers

LINCOLNSHIRE and SCHAUMBURG, Ill., Oct. 27, 2014—Zebra Technologies Corporation (NASDAQ: ZBRA) and Motorola Solutions, Inc. (NYSE: MSI) today announced that Zebra has completed the acquisition of Motorola Solutions’ Enterprise business for $3.45 billion in cash. The transaction was funded with $200 million of cash on hand and $3.25 billion in new debt.

“This transformative acquisition creates one company with unparalleled capabilities and leading global brands in our industry,” stated Anders Gustafsson, Zebra’s chief executive officer. “Our scope and scale make us a more strategic business partner to our customers. We are well positioned to serve our businesses with solutions and services that help them achieve greater visibility for better enterprise asset intelligence. Our efforts are supported by superior global go-to-market channels and the most talented people in the industry. Together, we can provide the building blocks of Internet of Things solutions, as customers worldwide increasingly take advantage of data analytics and mobility to improve business performance.”

“With the successful close of this transaction, Motorola Solutions is now singularly focused on the very core that our company was founded and built upon—a business that continues to help build safer cities and thriving businesses around the world through innovative mission-critical communications solutions,” stated Greg Brown, Motorola Solutions chairman and CEO. “Motorola Solutions is well-positioned for growth and success, building on our industry leadership, unrivaled brand, product development and customer relationships.”

As part of the sale, approximately 4,500 Motorola Solutions employees from locations throughout the world will transfer to Zebra.

Strategic Fit for Zebra

The transaction significantly expands and strengthens Zebra’s product portfolio, geographic reach, go-to-market channels and industries served. The combined organization has about 20,000 channel partners in more than 100 countries, and approximately 4,300 U.S. and international patents issued and pending. The combination of Zebra and Motorola Solutions’ Enterprise business will allow Zebra to offer its shareholders and customers the following benefits:

•	Industry-leading data capture, mobile computing, specialty printing and asset tracking solutions and services

•	Stronger combined platform with multiple growth opportunities

•	New and comprehensive product, technology and IP portfolio

•	Leading end-to-end solutions across key industries with global reach

•	Highly diversified business mix

•	Synergies by maximizing efficiencies and scale

•	Attractive growth and free cash flow profile

Strategic Divestiture for Motorola Solutions

With the close of the transaction, Motorola Solutions will be exclusively focused on making its public safety and commercial customers’ operations faster, smarter and more efficient by providing innovative, industry-leading mission-critical communications, data and information solutions.

The company has 50,000 public safety and commercial customers in more than 100 countries and a number of attributes that the company believes will fuel future growth including:

•	An extraordinarily committed workforce that consistently delivers innovative solutions and is unmatched in expertise and experience

•	A growing solutions and services business

•	Leadership in next-generation technologies, such as public safety LTE

•	Investment in product and systems development

•	An unrivaled brand

•	Go-to-market and channel strength

•	A unique portfolio of intellectual property

The company plans to discuss its capital return plan as part of its third-quarter earnings news release and analyst conference call on Nov. 4, 2014.

About Motorola Solutions’ Enterprise Business

With 2013 pro-forma sales of approximately $2.5 billion, Motorola Solutions’ Enterprise business is an industry leader in mobile computing and advanced data capture communications technologies that serve customers in retail, transportation & logistics, and manufacturing. The sale includes Motorola Solutions’ wireless local area network (WLAN), Rhomobile and MESH businesses.

About Motorola Solutions

Motorola Solutions is a leading provider of mission-critical solutions and services for public safety and commercial customers. Through leading-edge innovation and communications technology, it is a global leader that enables its customers to be their best in the moments that matter. Motorola Solutions trades on the New York Stock Exchange under the ticker “MSI.” To learn more, visit www.motorolasolutions.com. For ongoing news, please visit our newsroom or subscribe to our news feed.

About Zebra

Zebra (NASDAQ: ZBRA) makes businesses as smart and connected as the world we live in. Zebra tracking and visibility solutions transform the physical to digital, creating the data streams businesses need in order to simplify operations, know more about their business, and empower their mobile workforce. For more information, visit www.zebra.com/possibilities.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve a number of risks and uncertainties. Actual results may differ from those expressed or implied in the company’s forward-looking statements. When used in this release and documents referenced herein, the words “anticipate,” “believe,” “estimate,” “intend,” and “expect” and similar expressions are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Similarly, statements herein that describe the transaction between Zebra and Motorola Solutions, including its financial impact, and other statements of managements’ beliefs, intentions or goals also are forward-looking statements. These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in both Zebra’s and Motorola Solutions’ respective industries, including the Enterprise business, market conditions, general domestic and international economic conditions, and other factors. These factors also include the successful integration of the operations by Zebra, and Zebra’s ability to implement plans, forecasts and other expectations with respect to the Enterprise business and the ability of Motorola Solutions to return proceeds of the transaction to its shareholders and the timing thereof. Customer acceptance of Zebra’s products and solutions and competitors’ product offerings, and the potential effects of technological changes are inherent risks associated with the ongoing combined business. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in Zebra’s ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of a large investment portfolio, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of Zebra’s international sales. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of Zebra’s financial results. Descriptions of the risks, uncertainties and other factors that could affect Zebra’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission. A detailed description of other risks and uncertainties affecting Zebra is contained in Item 1A of Zebra’s 2013 Annual Report on Form 10-K and in its other filings with the Securities and Exchange Commission. A detailed description of other risks and uncertainties affecting Motorola Solutions, is contained in Item 1A of Motorola Solution’s 2013 Annual Report on Form 10-K , in Part II, Item 1A of Motorola Solutions’ Quarterly Report on Form 10-Q for the period ended March 29, 2014 and in its other filings with the Securities and Exchange Commission. These filings are available for free on the SEC’s website at www.sec.gov, on Zebra’s website at www.zebra.com and on Motorola Solutions’ website at www.motorolasolutions.com. The forward-looking statements made herein speak only as of the date hereof and none of Zebra, Motorola Solutions or any of their respective affiliates assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, developments or otherwise, except as required by law.

Contact:

	For Zebra Technologies	For Motorola Solutions
Investors:	Douglas A. Fox, CFA Vice President, Investor Relations +1 847 793 6735 dfox@zebra.com	Shep Dunlap Vice President, Investor Relations +1 847 576-6899 shep.dunlap@motorolasolutions.com
Financial Media	Kerry F. Kelly F T I Consulting +1 617 897 1518 kerry.guiliano@fticonsulting.com	Kurt Ebenhoch Head of Corporate Communications +1 847 576-1341 +1 224 223-2936 kurt.ebenhoch@motorolasolutions.com

Trade Media	Robb Kristopher Director, Corporate Communications and Public Relations +1 847 226 1203 rkristopher@zebra.com	Kurt Ebenhoch Head of Corporate Communications +1 847 576-1341 +1 224 223-2936 kurt.ebenhoch@motorolasolutions.com